Exhibit 10.2

EXHIBIT A

A. TERMS OF THE SERIES C CUMULATIVE CONVERTIBLE PREFERRED STOCK.

1.	Designation and Number. A series of Preferred Stock, designated the “Series C Cumulative Convertible Preferred Stock”, is hereby established (and are herein referred to as the “Series C Preferred Stock”). The number of authorized shares of Series C Preferred Stock shall be 2,000,000 (the “Initial Preferred Shares”), with an irrevocable option to purchase up to 1,000,000 additional Series C Preferred Stock (the “Additional Preferred Shares”) as provided for in Section 1 (a) of the Purchase Agreement, dated as of October 27, 2011 , (the Initial Preferred Shares plus the Additional Preferred Shares, if applicable, the “Preferred Shares”), and at Closing the Company, as recognition for the expenses incurred by the Purchaser will deduct an Origination Fee that shall be equal to 1.5% from both the Initial Purchase Price, and the Additional Purchase Price, as the case may be.

2.	Maturity. The Series C Preferred Stock has no stated maturity and will not be subject to any sinking fund, mandatory redemption, except as described below, forced conversion.

3.	Rank. The Series C Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of Supertel Hospitality, Inc. (the “Corporation”), rank (a) prior or senior to the Common Stock issued by the Corporation; (b) prior or senior to all classes or series of Preferred Stock issued by the Corporation, the terms of which specifically provide that such shares rank junior to the Series C Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation, (c) on a parity with the Series A Convertible Preferred Stock and Series B Cumulative Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation and with all classes or series of shares of Preferred Stock issued by the Corporation, the terms of which specifically provide that such shares rank on a parity with the Series C Preferred Stock (the “Parity Shares”) and (d) junior to all existing and future indebtedness of the Corporation.

4.	Dividends.

(a) Holders of Series C Preferred Stock shall be entitled to receive, when and as authorized by the Board of Directors of the Corporation, or a duly authorized committee thereof, and declared by the Corporation out of funds of the Corporation legally available for payment, preferential cumulative cash dividends at the rate of 6.25% per annum of the face value per share (equivalent to a fixed annual amount of $0.625 per share). Such dividends shall be cumulative from the date of original issue and shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 (or, if not a Business Day (as defined below), the next succeeding Business Day, each a “Dividend Payment Date”) for the period ending on such Dividend Payment Date, commencing on the date of issue. “Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required to close. The first dividend on Series C Preferred Stock will be paid on [    ], 2011 with respect to the period beginning on the date of issue and ending on [    ], 2011 and will be less than a full quarter payment. Any dividend payable on the Series C Preferred Stock for any partial dividend period will be computed on the basis of twelve 30-day months and a 360-day year. Dividends will be payable in arrears to holders of record as they appear on the share records of the Corporation at the close of business on the applicable record date, which shall be the fifteenth day of March, June, September or December, as the case may be, immediately preceding the applicable Dividend Payment Date or such other date designated by the Board of Directors of the Corporation for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).

(b) No dividends on Series C Preferred Stock shall be authorized by the Board of Directors of the Corporation or declared or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation relating to the Corporation’s indebtedness prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c) Notwithstanding the foregoing, dividends on the Series C Preferred Stock will accrue whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends, whether or not such dividends are declared and whether or not such dividends are prohibited by agreement. Accrued but unpaid dividends on the Series C Preferred Stock will accumulate and will earn additional dividends at 6.25%, compounding quarterly. Except as set forth in the next sentence, no dividends will be declared or paid or set apart for payment on any other class or series of Preferred Stock ranking, as to dividends, on a parity with or junior to the Series C Preferred Stock (other than a dividend payable in capital stock of the Corporation ranking junior to the Series C Preferred Stock as to dividends and upon liquidation) for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series C Preferred Stock for all past dividend periods and the then current dividend period. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series C Preferred Stock and the shares of any other class or series of Preferred Stock ranking on a parity as to dividends with the Series C Preferred Stock, all dividends declared upon the Series C Preferred Stock and any other class or series of Preferred Stock ranking on a parity as to dividends with the Series C Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series C Preferred Stock and such other class or series of Preferred Stock, shall in all cases bear to each other the same ratio that accrued dividends per share on the Series C Preferred Stock and such other class or series of Preferred Stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) bear to each other.

Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series C Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than a dividend payable in capital stock of the Corporation ranking junior to the Series C Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock, or any other class or series of capital stock of the Corporation ranking junior to or on a parity with the Series C Preferred Stock as to dividends or upon liquidation, nor shall the Common Stock, or any other class or series of capital stock of the Corporation ranking junior to or on a parity with the Series C Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for any other class or series of capital stock of the Corporation ranking junior to the Series C Preferred Stock as to dividends and upon liquidation or redemption for the purpose of preserving the Corporation’s qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”) or complying with the provisions of Article IX hereof). Holders of Series C Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on the Series C Preferred Stock as provided above. Any dividend payment made on the Series C Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable. As provided herein, accrued but unpaid dividends on the Series C Preferred Stock will accumulate and will earn additional dividends at 6.25%, compounding quarterly.

5.	Liquidation Preference.

(a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the Series C Preferred Stock are entitled to be paid out of the assets of the Corporation legally available for distribution to its shareholders a liquidation preference of $10.00 per share (the “Liquidation Preference”) in cash, plus an amount equal to any accrued and unpaid dividends to the date of payment, before any distribution of assets is made to holders of the Corporation’s Common Stock or any other class or series of capital stock of the Corporation that ranks junior to the Series C Preferred Stock as to liquidation rights. As provided herein, accrued but unpaid dividends on the Series C Preferred Stock will accumulate and will earn additional dividends at 6.25%, compounding quarterly. The Corporation will promptly provide to the holders of the Series C Preferred Stock written notice of any event triggering the right to receive such Liquidation Preference. The consolidation or merger of the Corporation with or into any other corporation, trust or entity or of any other corporation, trust or entity with or into the Corporation, the sale, lease or conveyance of all or substantially all of the property or business of the Corporation or a statutory share exchange, shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

In determining whether a distribution (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares of capital stock of the Corporation or otherwise is permitted under Virginia law, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon distribution of holders of shares of capital stock of the Corporation whose preferential rights upon distribution are superior to those receiving the distribution.

(b) If upon any liquidation, dissolution or winding up of the Corporation, the available assets of the Corporation, or proceeds thereof, distributable among the holders of Series C Preferred Stock shall be insufficient to pay in full the above described preferential amount and liquidating payments on any other class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of Series C Preferred Stock and any such other Parity Shares ratably in the same proportion as the respective amounts that would be payable on such Series C Preferred Stock and any such other Parity Shares if all amounts payable thereon were paid in full.

(c) Upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Series C Preferred Stock and any Parity Shares, the holders of the Series C Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation.

6.	Redemption.

(a) The Series C Preferred Stock is not redeemable at the Corporation’s option prior to [    ], 2016. After [    ], 2016, the Series C Preferred Stock is redeemable at the Corporation’s option if the VWAP (as defined below) of the Common Stock of the Corporation is less than the Conversion Price for any 30 Day Period (as defined below) after [    ], 2016 (a “Redemption Event”). The Corporation, upon not less than 30 nor more than 60 days’ written notice, may at its option at any time after a Redemption Event redeem the Series C Preferred Stock, in whole or in part, at any time or from time to time, redeem each outstanding share of Series C Preferred Stock, in all cases for cash at a redemption price equal to the Liquidation Preference per share, plus all accrued and unpaid dividends thereon to the date of redemption. As provided herein, accrued but unpaid dividends on the Series C Preferred Stock will accumulate and will earn additional dividends at 6.25%, compounding quarterly.

If notice of redemption of any of the Series C Preferred Stock has been given and if the funds necessary for such redemption have been set aside, separate and apart from other funds, by the Corporation in trust for the pro rata benefit of the holders of any Series C Preferred Stock so called for redemption, then from and after the date of redemption dividends will cease to accrue on such Series C Preferred Stock, such Series C Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. If less than all of the outstanding Series C Preferred Stock is to be redeemed, the Series C Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method reasonably determined by the Corporation.

(b) Unless full cumulative dividends on all Series C Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no Series C Preferred Stock shall be redeemed unless all outstanding Series C Preferred Stock is simultaneously redeemed and the Corporation shall not purchase or otherwise acquire, directly or indirectly, any Series C Preferred Stock (except by exchange for any other class or series of capital stock of the Corporation ranking junior to the Series C Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase by the Corporation of any Series C Preferred Stock in accordance with Article IX hereof, or the purchase or acquisition of Series C Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series C Preferred Stock. Subject to applicable law and the limitation on purchases when dividends on the Series C Preferred Stock are in arrears, the Corporation shall be entitled at any time and from time to time to repurchase any Series C Preferred Stock by tender, by private agreement and in open-market transactions duly authorized by the Board of Directors of the Corporation.

(c) Notice of redemption by the Corporation of the Series C Preferred Stock shall be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the date of redemption. A similar notice shall be mailed by the Corporation by first class mail, postage prepaid, not less than 30 nor more than 60 days prior to the date of redemption, addressed to each holder of record of the Series C Preferred Stock to be redeemed at such holder’s address as the same appears on the share records of the Corporation. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series C Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the date of redemption; (ii) the redemption price; (iii) the number of shares of Series C Preferred Stock to be redeemed; (iv) the place or places where the Series C Preferred Stock is to be surrendered for payment of the redemption price; and (v) dividends will cease to accrue on the redemption date.

(d) Immediately prior to any redemption of Series C Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid dividends through the date of redemption, unless a date of redemption falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series C Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.

(e) All Series C Preferred Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and reclassified as authorized but unissued Preferred Stock, without designation as to class or series, and may thereafter be reissued as any class or series of Preferred Stock in accordance with the applicable provisions of these Articles of Incorporation.

(f) “30 Day Period” shall mean any 30 consecutive calendar days. “VWAP” means, for any 30 Day Period (i) the volume weighted average price of the Common Stock for such period on the Nasdaq Stock Market LLC, or if such securities are not listed or admitted for trading on the Nasdaq Stock Market LLC, on the principal national securities exchange on which such securities are listed or admitted as reported by Bloomberg L.P. (based on a trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)), (ii) if not listed or admitted for trading on any national securities exchange, the volume weighted average price of the Common Stock for such period in the applicable securities market in which the securities are traded, or (iii) if the Common Stock is not then listed or quoted for trading on any securities market the average fair market value of a share of Common Stock for such period as determined by an independent appraiser selected in good faith by the Company, the fees and expenses of which shall be paid by the Company and which determination shall be final, conclusive and binding.

7.	Voting Rights.

(a) Except as otherwise provided herein, the Holders of Series C Preferred Stock shall not have any voting rights. The Holders of Series C Preferred Stock shall be entitled to vote their Series C Preferred Stock as a single class with the holders of the Common Stock on all matters submitted to such holders for vote or consent. For each such vote or consent, the voting power of the Series C Preferred Stock shall be equal to the lesser of (i) [    ]votes per share of Series C Preferred Stock [The number of votes determined by dividing the face value of the preferred share by the greater of the market value or book value of a share of common stock on the date of issuance] or (ii) an amount of votes per share of Series C Preferred Stock such that the vote of all shares of Series C Preferred Stock in the aggregate equal 34% of the combined voting power all of the Voting Stock entitled to vote or consent, minus an amount equal to the number of votes represented by the other shares of Voting Stock Beneficially Owned by Real Estate Strategies L.P., a Bermuda Limited Partnership (“RES” or the “Purchaser”) and its Affiliates and Subsidiaries, as such terms are defined under certain Purchase Agreement dated as of November 16, 2011 by and among the Purchaser and the Corporation. The foregoing voting rights decline in proportion to the amount of Series C Preferred Stock converted to common shares. “Voting Stock” shall mean capital stock of any class or kind having the power to vote generally for the election of directors of the Corporation.

(b) So long as any shares of Series C Preferred Stock remain outstanding, the Corporation will not, without the affirmative vote or consent of the holders of Series C Preferred Stock be entitled to cast at least a majority of the votes entitled to be cast by the holders of the Series C Preferred Stock, given in person or by proxy, either in writing or at a meeting (voting separately as a class):

(i) amend, alter, repeal or make other changes to the provisions of these Articles of Incorporation setting forth the terms of the Series C Preferred Stock, whether by merger, consolidation or otherwise (an “Event”), so as to adversely affect any right, preference, privilege or voting power of the Series C Preferred Stock or the holders thereof; or

(ii) authorize, create or issue, or increase the authorized or issued amount of, any class or series of capital stock or rights to subscribe to or acquire any class or series of capital stock or any class or series of capital stock convertible into any class or series of capital stock, in each case ranking senior or pari passu to the Series C Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or otherwise, or reclassify any shares of capital stock into any such shares;

provided, however, that with respect to the occurrence of any Event, so long as the Series C Preferred Stock (or any equivalent class or series of stock or shares issued by the surviving corporation, trust or other entity in any merger or consolidation to which the Corporation became a party) remains outstanding with the terms thereof materially unchanged, the occurrence of any such Event shall not be deemed to adversely affect such rights, preferences, privileges or voting power of holders of the Series C Preferred Stock; and provided, further, that (i) any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other class or series of Preferred Stock, (ii) any increase in the amount of the authorized shares of such series, in each case ranking on a parity with or junior to the Series C Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or (iii) any merger or consolidation in which the Corporation is not the surviving entity if, as a result of the merger or consolidation, the holders of Series C Preferred Stock receive cash in the amount of the Liquidation Preference plus accrued and unpaid dividends in exchange for each of their shares of Series C Preferred Stock, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

With respect solely to the exercise of the above described voting rights in this Section 7(b), each share of Series C Preferred Stock shall have one vote per share, except that when any other class or series of capital stock shall have the right to vote with the Series C Preferred Stock as a single class, then the Series C Preferred Stock and such other class or series of capital stock shall each have one vote per $10.00 of liquidation preference.

The foregoing voting provisions in this Section 7(b) will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series C Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

(c) So long as the Purchaser and/or its Affiliates has the right to designate two or more directors to the Board of Directors of the Corporation pursuant to the Directors Designation Agreement dated             , by and among the Corporation, the Purchaser and IRSA Inversiones y Representaciones Sociedad Anónima, an Argentine sociedad anónima (“IRSA”), the following matters shall require the approval of the Purchaser and/or IRSA:

(i) the merger, consolidation, liquidation or sale of substantially all of the assets of the Corporation;

(ii) the sale, issuance or potential issuance in an offering by the Corporation of Common Stock (or securities convertible into or exercisable Common Stock) equal to 20% or more of the Common Stock or 20% or more of the Voting Stock outstanding before the issuance; or

(iii) any transaction in which the Corporation is to be a participant and the amount involved exceeds $120,000 other than employment compensation and in which any of the Corporation’s directors or executive officers or any member of their immediate family will have a material interest, exclusive of interests arising solely from the ownership of a class of equity securities of the Corporation and all holders of that class of equity securities receive the same benefit on a pro rata basis.

8.	Conversion.

(a) Subject to the Beneficial Ownership Limitation (as set forth below) each share of Series C Preferred Stock shall be convertible, at any time and from time to time from and after the Date of Issuance at the option of the Holder thereof, into that number of shares of Common Stock determined by dividing the Liquidation Preference of such share of Series C Preferred Stock by the Conversion

Price. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex B (a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Series C Preferred Stock to be converted, the number of shares of Series C Preferred Stock owned prior to the conversion at issue, the number of shares of Series C Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by facsimile such Notice of Conversion to the Corporation (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. To effect conversions of shares of Series C Preferred Stock, a Holder shall surrender the certificate(s) representing the shares of Series C Preferred Stock to be converted to the Corporation together with the delivery of the Notice of Conversion, unless such shares are held in uncertificated form. Shares of Series C Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled.

(b) The conversion price for the Series C Preferred Stock shall equal $[1.00], subject to adjustment herein (the “Conversion Price”).

(c) Promptly after each Conversion Date, the Corporation shall deliver, or cause to be delivered, to the converting Holder a certificate or certificates representing the number of shares of Common Stock being acquired upon the conversion of the Series C Preferred Stock.

(d) No fractional Common Stock shall be issued upon conversion of Series C Preferred Stock. All Common Stock (including fractions thereof) issuable upon conversion of Series C Preferred Stock shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the exercise would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional shares, pay cash equal to the product of such fraction multiplied by the fair market value per share of Common Stock on the Conversion Date (as reported by the NASDAQ or any other national securities exchange on which the Common Stock are then listed for trading, or if none, the most recently reported “over the counter” trade price or if none, as determined in good faith by the Board of Directors of the Company).

(e) The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series C Preferred, free from all liens and preemptive rights. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable. The Corporation shall use its best efforts to list the Common Stock required to be delivered upon conversion of the Series C Preferred Stock, prior to such delivery, upon any national securities exchange upon which the Common Stock is listed at the time of such delivery.

(f) The issuance of certificates for shares of the Common Stock on conversion of the Series C Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holders of such shares of Preferred Stock and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

(g) The Corporation shall not effect any conversion of the Series C Preferred Stock, and a Holder shall not have the right to convert any portion of the Series C Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder’s Affiliates, and any Persons acting as a group together with such Holder or any of such Holder’s Affiliates) would beneficially own Voting Stock in excess of the Beneficial Ownership Limitation. For purposes of this Section 8(g), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder (except that a person or group shall be deemed to have beneficial ownership of shares of Voting Stock that such person or group has the right to acquire regardless of when such right is first exercisable), it being acknowledged by such Holder that the Holder does not have the right to acquire Common Stock in excess of the Beneficial Ownership Limitation. To ensure compliance with this restriction, each Holder will be deemed to represent to the Corporation each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph. For purposes of this Section 8(g), a Holder may rely on the number of outstanding shares of Voting Stock as stated in the most recent of the following: (i) the Corporation’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Corporation or (iii) a more recent written notice by the Corporation or the Transfer Agent setting forth the number of shares of Voting Stock outstanding. Upon the written or oral request of a Holder, the Corporation shall promptly confirm orally and in writing to such Holder the number of votes represented by the Voting Stock then outstanding. In any case, the voting power of outstanding shares of Voting Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Preferred Stock, by such Holder or its Affiliates since the date as of which such number of outstanding shares of Voting Stock was reported. The “Beneficial Ownership Limitation” shall be 34.0% of the total number of votes represented by the Voting Stock outstanding immediately after giving effect to the issuance of shares of Common Stock otherwise issuable upon conversion of Preferred Stock pursuant to the applicable Notice of Conversion. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 8(g) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to any successor holder of Series C Preferred Stock

9.	Certain Adjustments.

(a) If the Corporation, at any time while this Series C Preferred Stock is outstanding: (i) pays a stock dividend or makes a distribution to holders of any class or series of capital stock of the Corporation in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of this Series C Preferred Stock), (ii) subdivides outstanding shares of Common Stock into a greater number of shares, (iii) combines its outstanding shares of Common Stock into a smaller number of shares, or (iv) issues any shares of its capital stock by reclassification of the Common Stock, or (v) undertakes any transaction similar to or having the effect of the foregoing transactions, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 9(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(b) If the Corporation sells or issues any Common Stock or grants any option or right to purchase Common Stock at an effective price per share that is lower (such lower price, the “Base Conversion Price”) than the greater of (i) the closing market price on [    ] (as reported on Nasdaq) [closing date of the transaction], or (ii) the then applicable Conversion Price (such lower price, the “Base Conversion Price”), then the Conversion Price shall be reduced to equal the Base Conversion Price. Such adjustment shall be made whenever such Common Stock, option or right are issued. Notwithstanding the foregoing, no adjustment will be made under this Section 9(b) in respect of an Exempt Issuance. “Exempt Issuance” means the issuance of (a) shares of Common Stock to employees, officers, directors or consultants of the Corporation pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Corporation or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any securities issued and outstanding on the date of the establishment of the Series C Preferred Stock, (c) securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock, (d) securities issued pursuant to acquisitions approved by a number of the members of the Board of Directors equal to one more than a majority of the members of the Board of Directors and (e) securities issued upon the exercise of warrants to purchase Common Stock which were issued concurrently with the issuance of the Series C Preferred Stock to the original Holder or Holders.

(c) If at any time the Corporation issues any rights, options or warrants pro rata to all holders of Common Stock to purchase Common Stock (or securities convertible into or exchangeable for Common Stock) (the “Purchase Rights”), then each Holder shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder’s Preferred Stock (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the issuance of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the issuance of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent and such Purchase Right to such extent shall be held in abeyance, for a period not to exceed 71 days, for the Holder until such time during such 71 day period, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(d) If the Corporation, at any time while this Series C Preferred Stock is outstanding, distributes to all holders of Common Stock (and not to the Holders) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security (other than the Common Stock, which shall be subject to Section 9(c)), then in each such case the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of shareholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness or rights or warrants so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors of the Corporation in good faith. In either case the adjustments shall be described in a statement delivered to the Holders describing the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(e) Whenever the Conversion Price is adjusted pursuant to any provision of this Section 9, the Corporation shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(f) Minimum Adjustment. Notwithstanding anything herein to the contrary, no adjustment of the Conversion Price shall be made pursuant to this Section 9 in an amount less than $.01 per share, and any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $.01 per share or more.

10.	Articles of Incorporation and Bylaws.

The rights of all holders of the Series C Preferred Stock and the terms of the Series C Preferred Stock are subject to the provisions of these Articles of Incorporation and the Bylaws of the Corporation, including, without limitation, the restrictions on transfer and ownership contained in Article IX of these Articles of Incorporation.

B. EXCLUSION OF OTHER RIGHTS.

Except as may otherwise be required by applicable law, the Series C Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, other than those specifically set forth in Article XII of these Articles of Incorporation (as such article may be amended from time to time) and in the other articles of these Articles of Incorporation. The Series C Preferred Stock shall have no preemptive or subscription rights.

C. HEADINGS OF SUBDIVISIONS.

The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

D. SEVERABILITY OF PROVISIONS.

If any voting powers, preferences or relative, participating, optional and other special rights of the Series C Preferred Stock or qualifications, limitations or restrictions thereof set forth in Article XII of these Articles of Incorporation (as such article may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series C Preferred Stock and qualifications, limitations and restrictions thereof set forth in Article XII of these Articles of Incorporation (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences or relative, participating, optional or other special rights of Series C Preferred Stock or qualifications, limitations and restrictions thereof shall be given such effect. None of the voting powers, preferences or relative participating, optional or other special rights of the Series C Preferred Stock or qualifications, limitations or restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences or relative, participating, optional or other special right of Series C Preferred Stock or qualifications, limitations or restrictions thereof unless so expressed herein.